UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2010

ABRAXIS BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33657	30-0431735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 883-1300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 15, 2010, pursuant to an Agreement and Plan of Merger, dated as of June 30, 2010 (the “Merger Agreement”), by and among Abraxis BioScience, Inc. (“Abraxis”), Celgene Corporation (“Celgene”) and Artistry Acquisition Corp., a direct wholly-owned subsidiary of Celgene (“Merger Sub”), Merger Sub merged with and into Abraxis with Abraxis as the surviving corporation (the “Merger”). Abraxis stockholders adopted the Merger Agreement at a special meeting of Abraxis stockholders held on October 13, 2010. Upon the completion of the Merger, Abraxis became a wholly-owned subsidiary of Celgene.

As a result of the Merger and at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Abraxis (the “Abraxis Common Stock”) issued and outstanding immediately prior to the Effective Time (other than treasury shares of Abraxis and any shares of Abraxis Common Stock owned by Celgene, Merger Sub or any wholly owned subsidiary of Celgene or Abraxis), was converted into the right to receive (i) an amount in cash, without interest, equal to $58.00, (ii) 0.2617 of a share of common stock, par value $.01 per share, of Celgene (the “Celgene Common Stock”), and (iii) one contingent value right (a “CVR”) issued by Celgene subject to and in accordance with the Contingent Value Rights Agreement between Celgene and American Stock Transfer & Trust Company, as trustee.

At the Effective Time, all outstanding stock options (“Options”), stock appreciation rights (“SARs”) and restricted stock units (“RSUs”) of Abraxis were canceled. Holders of Options and SARs with an exercise or base price below $73.14 were entitled to receive at the Effective Time, for each share of Abraxis Common Stock subject to such Option or SAR, (i) a cash payment equal to the difference between $73.14 and the exercise price or base price of the Option or SAR, as applicable, and (ii) one CVR. Holders of Options and SARs with an exercise or base price above $73.14 were given the right to elect, during a period of at least five business days ending the business day preceding the closing of the Merger, to pay to Abraxis a cash payment equal to the difference between the exercise price or base price of the Option or SAR, as applicable, and $73.14, and in exchange receive one CVR. At the Effective Time, holders of RSUs were entitled to receive (i) $73.14 in cash and (ii) one CVR for each RSU.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Abraxis’ Current Report on Form 8-K filed with Securities and Exchange Commission on July 1, 2010 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 15, 2010, following the completion of the Merger, Abraxis notified The NASDAQ Global Select Market (“NASDAQ”) that the Merger was completed and requested that (i) trading of Abraxis Common Stock on NASDAQ be suspended and (ii) NASDAQ file with the Securities and Exchange Commission an application on Form 25 to delist and deregister Abraxis Common Stock. Abraxis intends to file a certification on Form 15 requesting that Abraxis’ reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Item 2.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

In connection with the Merger and at the Effective Time, a change of control of Abraxis occurred and Abraxis became a wholly-owned subsidiary of Celgene. A total of approximately $2.48 billion in cash will be paid, and 10,660,196 shares of Celgene Common Stock and 43,273,855 CVRs will be issued, as consideration for the Merger.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Merger and at the Effective Time, each of the then-current directors of Abraxis resigned. Pursuant to the terms of the Merger Agreement, at the Effective Time, the members of the board of directors of Merger Sub immediately prior to the Effective Time became the members of the board of directors of Abraxis.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger, by and among Abraxis BioScience, Inc., Celgene Corporation and Artistry Acquisition Corp., dated as of June 30, 2010 (incorporated by reference to Exhibit 2.1 to Abraxis’ Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: October 15, 2010	By:	/S/ BRUCE WENDEL
Name: Bruce Wendel Title: Chief Executive Officer

Index to Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, by and among Abraxis BioScience, Inc., Celgene Corporation and Artistry Acquisition Corp., dated as of June 30, 2010 (incorporated by reference to Exhibit 2.1 to Abraxis’ Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2010).